UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its Annual General and Special Meeting of Shareholders on September 11, 2014, at which the following matters were considered with the following votes cast:

Election of Directors:

Nominee	Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
Thomas Brown	7,743,191	2,628,955	38,235,233
Darren Richardson	6,731,712	3,640,435	38,235,232
Scott Guthrie	9,604,466	767,681	38,235,232
John Nyholt	8,717,869	1,654,277	38,235,233

Appointment of KPMG LLP as our Independent Registered Public Accounting Firm and Auditor and the authorization of the Board of Director to approve the Independent Registered Public Accounting Firm and Auditor’s remuneration:

Number of Shares Voted For	Number of Shares Withheld	Number of Broker Non-Votes
46,856,015	1,751,364	0

Advisory vote to approve the compensation of the Company’s named executive officers for fiscal year ended March 31, 2014:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstained	Number of Broker Non-Votes
6,350,197	3,271,932	690,016	38,235,234

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2014	MAD CATZ INTERACTIVE, INC.

	By:	/s/ KAREN MCGINNIS
	Name:	Karen McGinnis
	Its:	Chief Financial Officer